Exhibit 5.1

Troutman Sanders LLP
600 Peachtree Street NE, Suite 3000
Atlanta, GA 30308-2216

troutman.com

___________, 2018

GreenSky, Inc.

5565 Glenridge Connector

Suite 700

Atlanta, Georgia 30342

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to GreenSky, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company of up to _______ shares (the “Shares”) of its Class A common stock, $0.01 par value per share (the “Common Stock”), pursuant to a Registration Statement on Form S-1 (Registration Statement No. 333-_________) (as amended or supplemented, the “Registration Statement”) initially filed with the Securities and Exchange Commission (the “Commission”) on April 27, 2018 under the Securities Act of 1933, as amended (the “Securities Act”). The term “Shares” shall include any additional shares of Common Stock registered by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offering contemplated by the Registration Statement.

In rendering this opinion, we have examined (i) the Registration Statement, (ii) the form of Underwriting Agreement in the form filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”), (iii) the form of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) in the form filed as Exhibit 3.1 to the Registration Statement, to be filed with the Secretary of State of the State of Delaware prior to, and effective upon, the sale of the Shares, and (iv) the form of the Company’s Amended and Restated Bylaws (the “Bylaws”) in the form filed as Exhibit 3.2 to the Registration Statement, to be effective upon the sale of the Shares. We also have reviewed (1) minutes of proceedings of the stockholders of the Company relating to the approval of the Certificate of Incorporation, (2) minutes of proceedings of the Board of Directors of the Company relating to the approval of the Certificate of Incorporation and Bylaws and the issuance and sale of the Shares and (3) such other documents as we have deemed necessary for purposes of this opinion. In such examinations, we have assumed the legal capacity of all natural persons; the genuineness of all signatures on all documents; the authenticity of all documents submitted to us as originals; the conformity to the original documents of all copies submitted to us; the authenticity of the originals of documents submitted to us as copies; the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof; and the due authorization, execution and delivery of all documents by the parties thereto other than the

GreenSky, Inc.
_____________, 2018

Company. We have not independently established or verified any facts relevant to this opinion, but have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing examination and subject to the qualifications, assumptions and limitations included herein, we are of the opinion that, when the Certificate of Incorporation is duly filed with the Secretary of State of the State of Delaware, the Shares will be duly authorized, and, when the Registration Statement becomes effective under the Securities Act, the final Underwriting Agreement is duly executed and delivered by the parties thereto and the Shares are registered by the Company’s transfer agent and delivered against payment of the agreed consideration therefor, all in accordance with the final Underwriting Agreement, the Shares will be duly and validly issued, fully paid and non-assessable. We have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Shares.

In expressing the opinions set forth above, we are not passing on the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statement with respect to our firm under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion and consent may be incorporated by reference in a subsequent registration statement on Form S-1 filed pursuant to Rule 462(b) under the Securities Act with respect to the registration of additional Common Stock for sale in the offering contemplated by the Registration Statement and shall cover such additional Common Stock, if any, registered on such subsequent registration statement.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date that the Registration Statement becomes effective under the Securities Act, and we assume no obligation to revise or supplement this opinion after the date of effectiveness should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

Very truly yours,